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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyondell Chemical Company of our report on the 1998 financial statements of Lyondell-CITGO Refining LP dated February 11, 1999, appearing in the Annual Report on Form 10-K of Lyondell Chemical Company for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Houston, Texas
May 3, 2000